Exhibit 99.6

POWER OF ATTORNEY

The undersigned director of KCAP Financial, Inc. hereby constitutes and appoints Dayl W. Pearson and Edward U. Gilpin and each of them with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact with full power to execute in his name and behalf in the capacity indicated below the Registration Statement on Form N-2, File No. 333-187570, and any and all amendments thereto, including post-effective amendments to the Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

/s/ John A. Ward, III

Name: John A. Ward, III
Title: Director, KCAP Financial, Inc.

Dated: May 22, 2013